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                                                                    Exhibit 23.1


Consent of Grassi & Co., CPAs, P.C.

Board of Directors
Vermont Pure Holdings, Ltd.
Randolph, VT 05060

We consent to the use of our report dated December 13, 2002 with respect to the consolidated balance sheet of Vermont Pure Holdings, LTD as of October 31, 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, incorporated herein, by reference.

GRASSI & CO., CPAs, P.C.
2001 Marcus Ave.  Suite S265
Lake Success, New York  11042
October 22, 2003